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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Lason, Inc. on Form S-8 (File Numbers 333-18551 and 333-81269) of our report dated 30 March 2000, on our audit of the balance sheet of Lason Limited and its subsidiaries as at 30 June 1999 and the balance sheet and the related consolidated profit and loss account as at 31 December 1999, all expressed in pounds sterling, which report is included as an exhibit in the Lason, Inc.'s annual report on Form 10-K.


DELOITTE & TOUCHE
London, England
30 March  2000